Exhibit 99.1

IDEAYA Biosciences, Inc. Reports Second Quarter 2023

Financial Results and Provides Business Update

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Strong balance sheet of $510.1 million of cash, cash equivalents and marketable securities as of June 30, 2023 anticipated to fund operations into 2027
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Initiated Phase 2/3 registrational trial for darovasertib and crizotinib combination in first-line HLA-A2 negative metastatic UM, and also initiated a separate Phase 2 clinical trial to evaluate single-agent darovasertib as neoadjuvant and adjuvant therapy for primary UM
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Targeting darovasertib clinical program updates in Q4 2023, including ctDNA data from Phase 2 MUM trial at ESMO 2023, as well as prevalence of HLA-A2 (+)/(-) serotypes and clinical data update for darovasertib as neoadjuvant therapy in primary UM
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First patient dosed in Amgen-sponsored Phase 1/2 clinical trial evaluating IDE397 (MAT2A) and AMG 193 (PRMT5MTA) combination in patients with MTAP-deletion solid tumors
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IDE397 Phase 2 monotherapy expansion proceeding for MTAP-deletion high-priority tumors – NSCLC, bladder, gastric and esophageal cancers
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Observed responses to IDE397 monotherapy in multiple MTAP-deletion high-priority tumor types based on experience across several patients in early phase of dose expansion
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Ongoing dose escalation for Phase 1 clinical trial evaluating IDE161 in patients with HRD solid tumors, with strategic focus in ER+, Her2- breast cancer
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Submitted IND and anticipating FDA clearance in Q3 2023 for GSK101 (IDE705) Pol Theta Helicase inhibitor in a GSK-sponsored clinical trial, with potential $7 million milestone
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Targeting Werner Helicase development candidate with GSK in H2 2023, with potential $3 million milestone from GSK in connection with IND-enabling studies

South San Francisco, CA, August 10, 2023– IDEAYA Biosciences, Inc. (Nasdaq:IDYA), a precision medicine oncology company committed to the discovery and development of targeted therapeutics, provided a business update and announced financial results for the second quarter ended June 30, 2023.

“We are executing on our clinical strategy to deliver precision medicine therapies to patients and build value for our shareholders. Our broad clinical pipeline includes three potential first-in-class clinical candidates for which we own or control all worldwide commercial rights – darovasertib (PKC), IDE397 (MAT2A) and IDE161 (PARG). We have a fourth potential first-in-class clinical candidate, GSK101 (Pol Theta Helicase), pending clearance of the IND, which will be evaluated in combination with niraparib in a GSK-sponsored clinical trial,” said Yujiro S. Hata, Chief Executive Officer, IDEAYA Biosciences.

“We are initiating clinical studies which have the potential to be broadly impactful to uveal melanoma patients throughout their journey – including a Phase 2 clinical trial for single-agent darovasertib as neoadjuvant and adjuvant therapy in primary UM and a registrational trial for

Exhibit 99.1

the darovasertib and crizotinib combination in first-line, HLA-A2(-) metastatic UM,” said Dr. Darrin Beaupre, M.D., Ph.D., Chief Medical Officer, IDEAYA Biosciences.

“Additionally, a first patient has been dosed in the Amgen-sponsored Phase 1/2 clinical trial evaluating IDE397 in combination with AMG 193 in MTAP-deletion tumors, with an estimated enrollment of approximately 180 patients and an expansion focus on NSCLC. We are also advancing IDE397 in a Phase 2 monotherapy expansion in high-priority MTAP deletion tumors – NSCLC, bladder, gastric and esophageal cancers. We are encouraged by the responses observed in multiple high-priority MTAP deletion tumors. Enrollment into the dose escalation of our Phase 1/2 clinical trial for IDE161 is ongoing. Lastly, we are anticipating IND clearance for evaluation of GSK101, our Pol Theta Helicase inhibitor, in the GSK-sponsored Phase 1/2 clinical trial in combination with niraparib,” continued Dr. Beaupre.

IDEAYA is advancing darovasertib, its protein kinase C, or PKC, inhibitor, with a clinical strategy to broadly address uveal melanoma, or UM, in both primary and metastatic disease settings. The company has initiated a potential registration-enabling Phase 2/3 clinical trial to evaluate the darovasertib and crizotinib combination in first-line HLA-A2(-) metastatic UM. IDEAYA also initiated a company-sponsored Phase 2 clinical trial for evaluating single-agent darovasertib as neoadjuvant and adjuvant therapy in primary UM.

IDEAYA is evaluating IDE397 as monotherapy in a Phase 2 expansion cohort in patients having tumors with methylthioadenosine phosphorylase, or MTAP, deletion, including high-priority NSCLC, bladder, gastric and esophogeal cancers. Amgen has initiated and dosed a first patient in the Amgen-sponsored Phase 1/2 clinical trial evaluating IDE397, IDEAYA’s methionine adenosyltransferase 2a, or MAT2A, inhibitor, in combination with AMG 193, the Amgen investigational MTA-cooperative PRMT5 inhibitor, in patients having tumors with MTAP gene deletion.

IDEAYA is evaluating IDE161, its poly (ADP-ribose) glycohydrolase, or PARG, inhibitor, in a Phase 1/2 clinical trial in patients having tumors with homologous recombination deficiency, or HRD. IDEAYA is enrolling patients into the Phase 1 dose escalation portion of the clinical trial. The company is planning for expansion cohorts in ER+, Her2- HRD breast cancer patients, HRD ovarian cancer patients and other HRD solid tumors.

The company is anticipating IND clearance in the third quarter of 2023 to enable the GSK-sponsored Phase 1/2 clinical trial to evaluate its Pol Theta Helicase inhibitor, GSK101 (IDE705), in combination with niraparib for patients having tumors with HR mutations such as BRCA mutations, or with homologous recombination deficiency, or HRD. Subject to IND clearance for GSK101, IDEAYA will be entitled to receive a $7 million milestone payment from GSK.

The company’s preclinical pipeline includes several potential first-in-class precision medicine therapeutics. The Werner Helicase program continues in collaboration with GSK toward a development candidate nomination in the second half of 2023. IDEAYA will be entitled to receive a $3 million milestone payment from GSK in connection with IND-enabling studies for the selected development candidate.

Program Updates

Exhibit 99.1

Key highlights for IDEAYA’s pipeline programs include:

Darovasertib – PKC Inhibitor in Tumors with GNAQ or GNA11 Mutations

Darovasertib is a potent, selective inhibitor of PKC which the company is developing for genetically defined cancers having GNAQ or GNA11 gene mutations. PKC is a protein kinase that functions downstream of the GTPases GNAQ and GNA11. IDEAYA is pursuing a clinical strategy for darovasertib to broadly address uveal melanoma, alternatively referred to as ocular melanoma, in both primary and metastatic disease.

IDEAYA owns or control all commercial rights in its darovasertib program, including in MUM and in primary UM, subject to certain economic obligations pursuant to its exclusive, worldwide license to darovasertib with Novartis.

Darovasertib / Crizotinib Combination Therapy in Metastatic Uveal Melanoma

IDEAYA initiated a potential registration-enabling Phase 2/3 clinical trial, designated as IDE196-002, with clinical sites open and recruiting patients for enrollment, to evaluate the darovasertib and crizotinib combination in first-line HLA-A2(-) MUM. Highlights:

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In April, 2023, the company reported data from its ongoing Phase 2 clinical trial, designated as IDE196-001, demonstrating compelling clinical efficacy of the darovasertib and crizotinib combination therapy in first-line and any-line MUM patients. The reported data included a safety and clinical efficacy profile for evaluable first-line (n=20) and any-line (n=63) patients, who were treated at the expansion dose of 300 mg twice-a-day darovasertib and 200 mg twice-a-day crizotinib. The evaluable patients generally had a significant disease burden and were heavily pre-treated. The reported data were preliminary and based on investigator review from an unlocked database as of the data analyses cutoff date of March 8, 2023.
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In 20 evaluable first-line MUM patients, the investigator-reviewed data by RECIST 1.1 included: 45% overall response rate, or ORR, 90% disease control rate, or DCR, and approximately seven months median progression free survival, or PFS.
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In 63 evaluable any-line MUM patients, the investigator-reviewed data by RECIST 1.1 included: 30% ORR, 87% DCR, and approximately seven months median PFS.
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In a subset of 20 evaluable hepatic-only MUM patients – first-line and pre-treated patients with only hepatic metastases, the investigator-reviewed data by RECIST 1.1 included: 35% ORR, 100% DCR and approximately 11 months median PFS.
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Clinical efficacy was observed irrespective of HLA-A2 status, including in HLA-A2(-) and HLA-A2(+) serotypes.
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The darovasertib and crizotinib combination therapy demonstrated a manageable adverse event profile in MUM patients (n=68) at the combination expansion doses, with a low rate of drug-related serious adverse events (SAEs), and a low rate of patients who discontinued treatment with either darovasertib or crizotinib due to a drug-related adverse event.

Exhibit 99.1

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In May 2023, IDEAYA expanded its relationship with Pfizer under the Second Pfizer Agreement to support the Phase 2/3 registrational trial to evaluate darovasertib and crizotinib as a combination therapy in MUM, pursuant to which Pfizer will provide the company with a first defined quantity of crizotinib at no cost, as well as an additional second defined quantity of crizotinib at a lump-sum cost. IDEAYA anticipates that the supply of crizotinib under the Second Pfizer Agreement, as amended, will be sufficient to support the planned Phase 2 and Phase 3 portions of the Phase 2/3 registrational trial.
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The company is planning for darovasertib clinical program updates in the fourth quarter of 2023, including ctDNA data from Phase 2 MUM trial at the European Society for Medical Oncology’s Congress in October 2023, or ESMO 2023. Other potential updates may also include a summary of the prevalence of HLA-A2(-) and HLA-A2(+) serotypes from IDEAYA’s data set of approximately 145 MUM patients enrolled in clinical trials evaluating darovasertib.

Darovasertib—Design of Registration-Enabling Clinical Trial in First-Line HLA-A2*02:01(-) MUM

The protocol of the Phase 2/3 clinical trial design incorporates guidance and feedback following a Type C meeting with the FDA in March 2023. Highlights:

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Design: Integrated Phase 2/3 open-label study-in-study in first-line, or 1L, MUM patients with an HLA-A(-)serotype; median PFS as Phase 2 primary endpoint for potential accelerated approval; patients enrolled in Phase 2 will continue on treatment within the same study and will be considered, together with additional enrolled patients, to support overall survival, or OS as Phase 3 primary endpoint for potential approval.
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Phase 2: ~230 patients total, of which ~200 patients will be randomized on a 2:1 basis for treatment with the darovasertib and crizotinib combination in the treatment arm or investigators choice in the control arm, selected from a combination of ipilimumab (ipi) and nivolumab (nivo), PD1-targeted monotherapy or dacarbazine, and of which ~30 will support a nested study to confirm the move forward combination dose for the integrated Phase 2/3 clinical trial; potential accelerated approval based on Phase 2 median PFS by blinded independent central review, or BICR, as a primary endpoint.
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Phase 3: ~120 additional patients with 2:1 randomization on the same basis as Phase 2, supplementing the ~200 patients enrolled in the Phase 2 and continuing on treatment at the selected treatment dose, to support data analysis for Phase 3 efficacy; potential approval based on Phase 3 median OS by BICR as a primary endpoint.

Darovasertib—Strategy for HLA-A2*02:01 Positive MUM

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Based on preliminary analyses of darovasertib clinical data from the monotherapy and combination arms of the clinical trial, and based on the darovasertib mechanism of action, darovasertib clinical activity is independent of Human Leukocyte Antigen, or HLA, serotype in UM, MUM and other GNAQ/11-mutation cancers.
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Accordingly, IDEAYA is planning to separately address MUM patients with an HLA-A*02:01 positive serotype. The company is planning to enroll HLA-A2(+) patients into a separate clinical trial, such as its ongoing Phase 2 clinical trial evaluating the darovasertib and

Exhibit 99.1

crizotinib combination treatment. Clinical efficacy data from the HLA-A2(+) patients in this clinical trial could support publication and potential inclusion in NCCN Clinical Practice Guidelines in Oncology.

Darovasertib as Neoadjuvant / Adjuvant Therapy in Primary Uveal Melanoma

IDEAYA is clinically evaluating the potential for darovasertib as neoadjuvant and/or adjuvant therapy, or (neo)adjuvant therapy, in primary UM patients.

Preliminary clinical data in the neoadjuvant setting show evidence of anti-tumor activity and support further clinical evaluation of darovasertib to determine its potential as a neoadjuvant therapy or an adjuvant therapy. Clinical objectives as neoadjuvant therapy are to save the eye by avoiding enucleation and/or to reduce the tumor thickness in the eye, enabling treatment with less radiation to preserve vision. As an adjuvant therapy, a clinical goal is to potentially extend relapse free survival. Highlights:

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IDEAYA initiated, with clinical sites open and recruiting patients for enrollment into, a company-sponsored Phase 2 clinical trial, designated as IDE196-009, to evaluate darovasertib as neoadjuvant treatment of UM prior to primary interventional treatment of enucleation or radiation therapy, and also as adjuvant therapy following the primary treatment. The clinical protocol includes neoadjuvant treatment with darovasertib to maximum benefit up to six months, primary treatment, then up to six months of follow-up adjuvant therapy.
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Neoadjuvant – Enucleation Cohort: UM patients with large tumors will be treated with darovasertib until maximum benefit or six months, at which time they will undergo a primary interventional treatment. The neoadjuvant endpoint for this large-sized tumor cohort is eye preservation. For example, a patient who would otherwise have undergone enucleation would instead be eligible for radiation treatment.
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Neoadjuvant – Radiation (e.g., Brachytherapy) Cohort: UM patients with small or medium tumors will be treated with darovasertib until maximum benefit or six months, at which time they will undergo radiation therapy. The neoadjuvant endpoints for this small or medium-sized tumor cohort include (i) reducing the radiation dose that the patient receives, relative to the radiation dose they would have otherwise received without the neoadjuvant treatment and (ii) functional vison preservation.
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Adjuvant – In the adjuvant setting, each of the two neoadjuvant cohorts will be treated with darovasertib for up to six months as follow-up adjuvant therapy after the primary interventional treatment. The adjuvant endpoints for this portion of the clinical trial include relapse free survival and useful vision.
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In April 2023 and June 2023, the company reported clinical data demonstrating clinical activity for darovasertib as neoadjuvant therapy in primary UM, including tumor shrinkage in ocular tumor lesions. Data was reported from an ongoing IST evaluating darovasertib in (neo)adjuvant primary UM, from a compassionate use protocol in neoadjuvant UM and from patients having an ocular tumor lesion during their course of treatment in the Phase

Exhibit 99.1

1 and Phase 1/2 clinical trial evaluating darovasertib as monotherapy or in combination with crizotinib in MUM. Ocular tumor shrinkage was measured with best tumor response measurement based on maximal percent reduction in measured apical height or longest basal diameter. The reported investigator-reviewed data included:
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Tumor shrinkage of primary ocular lesions in nine of nine (100%) primary or metastatic UM patients treated as monotherapy or in combination with crizotinib
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Ocular tumor shrinkage in six of six (100%) primary UM patients treated with darovasertib (n=5) or in combination with crizotinib (n=1) as neoadjuvant therapy, including one patient with a partial response (~31% ocular tumor shrinkage) at one month of treatment, three patients with ~22-24% ocular tumor shrinkage after 1, 2 or 4 months of treatment and one patient with ~80% ocular tumor shrinkage after 4 months of treatment.
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Two reported cases – first and second initial cases – of primary UM patients who were spared enucleation and were able to retain vision. One patient, who was already blind in one eye from vascular disease and was treated under a compassionate use protocol, observed an 80% reduction in ocular tumor size following fourth months of neoadjuvant treatment with darovasertib in combination with crizotinib. A second patient, who was treated in the NADOM IST, observed a 24% reduction in ocular tumor size following four months of neoadjuvant treatment with darovasertib as monotherapy. In each of these cases, the neoadjuvant treatment enabled plaque brachytherapy as a primary interventional treatment rather than an originally planned enucleation.
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IDEAYA is additionally supporting evaluation of single-agent darovasertib as (neo)adjuvant therapy in primary UM in an ongoing IST captioned as “Neoadjuvant / Adjuvant trial of Darovasertib in Ocular Melanoma” (NADOM) and led by St. Vincent’s Hospital in Sydney with the participation of Alfred Health and the Royal Victorian Eye and Ear Hospital in Melbourne.
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IDEAYA is targeting a clinical data update in the fourth quarter of 2023 from the NADOM IST evaluating single-agent darovasertib as neoadjuvant therapy in primary UM patients.

Darovasertib Orphan Drug Designation in UM and Fast Track Designation in MUM

In April 2022, the FDA designated darovasertib as an Orphan Drug in UM, including primary and metastatic disease under 21 C.F.R Part 316. Under an Orphan Drug designation, darovasertib may be entitled to certain tax credits for qualifying clinical trial expenses, exemption from certain user fees and, subject to FDA approval of a new drug application, or NDA, for darovasertib in UM, seven years of statutory marketing exclusivity. As an FDA-designated Orphan Drug, darovasertib may also be excluded from certain mandatory price negotiation provisions of the 2022 Inflation Reduction Act.

In November 2022, the FDA granted Fast Track designation to IDEAYA’s development program investigating darovasertib in combination with crizotinib in adult patients being treated for MUM. The Fast Track designation makes IDEAYA’s darovasertib and crizotinib development

Exhibit 99.1

program eligible for various expedited regulatory review processes, including generally more frequent FDA interactions, such as meetings and written communications, potential eligibility for rolling review of a future NDA and potential accelerated approval and priority review of an NDA.

IDE397—MAT2A Inhibitor in Tumors with MTAP Deletion

IDEAYA is clinically evaluating IDE397, a potent and selective small molecule inhibitor targeting methionine adenosyltransferase 2a (MAT2A), in patients having solid tumors with methylthioadenosine phosphorylase (MTAP) deletion, a patient population estimated to represent approximately 15% of solid tumors. IDEAYA is continuing clinical development of IDE397 in its Phase 1/2 clinical trial, designated as IDE397-001 (NCT04794699).

The IDE397 clinical development strategy is focused as monotherapy in select indications and on the IDE397 combination with AMG193, the Amgen investigational MTA-cooperative PRMT5 inhibitor.

IDEAYA owns all right, title and interest in and to IDE397 and the MAT2A program, including all worldwide commercial rights thereto. Highlights:

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First patient dosed in Amgen-sponsored Phase 1/2 clinical trial evaluating IDE397 (MAT2A) and AMG 193 (PRMT5MTA) combination in patients with MTAP-deletion solid tumors.
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Amgen-sponsored Phase 1/2 clinical trial (NCT 05975073) has an estimated enrollment of approximately 180 patients with solid tumors having MTAP deletion, with a planned expansion focus in NSCLC, to evaluate the safety, tolerability, pharmacokinetics, pharmacodynamics and efficacy of the combination.
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IDE397 monotherapy Phase 2 expansion enrolling patients with MTAP-deletion NSCLC, bladder, esophageal and gastric cancers.
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Preliminary clinical data for IDE397 shows responses in multiple MTAP-deletion high-priority tumor types based on experience across several patients in the early phase of the monotherapy dose expansion. These include an earlier-reported unconfirmed partial response which was subsequently confirmed (~47% tumor reduction) in one of the high-priority tumor types and an additional observed~33% tumor reduction in NSCLC as measured by CT-PET.
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International site activation ongoing in support of monotherapy expansion, including in Europe and Asia, to enhance patient enrollment in high priority MTAP-deletion tumors.
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Presented preclinical efficacy data and supporting data at the 2023 Annual Meeting of the American Association for Cancer Research, or AACR 2023:
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Preclinical data for the IDE397 and AMG 193 combination in a NSCLC MTAP-null CDX model showed complete responses following approximately 30 days of combination treatment, at doses below the maximally efficacious preclinical dose for each of IDE397 and AMG 193. The complete responses were durable from approximately study-day 40 to study-day 100. The IDE397 and AMG 193 combination was well

Exhibit 99.1

tolerated, with no observed body weight loss through the approximate 30 days of combination treatment.
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Preclinical efficacy data at AACR 2023 showing deep and durable anti-tumor efficacy and PD responses for IDE397 in combination with representative MTA-cooperative PRMT5 inhibitors in NSCLC MTAP-null CDX models, and for one representative compound, also in a pancreatic MTAP-null CDX model.
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Results of gene expression analysis of hallmark pathways, alternative splicing analysis and retained intron analysis collectively demonstrate that combined pharmacological inhibition of MAT2A and PRMT5 deepens the biological response through maximal pathway suppression. The enhanced combination effect was observed selectively in MTAP-null relative to MTAP wild-type models.

IDE161—PARG Inhibitor in Tumors with Homologous Recombination Deficiency

IDEAYA is clinically evaluating its poly (ADP-ribose) glycohydrolase (PARG) inhibitor development candidate, IDE161, in a Phase 1/2 clinical trial, designated as IDE161-001, in patients having tumors with homologous recombination deficiencies (HRD), including BRCA1 and BRCA2, and potentially other alterations, in solid tumors such as breast cancer or ovarian cancer. PARG is a novel, mechanistically distinct target in the same clinically validated biological pathway as poly (ADP-ribose) polymerase (PARP).

IDEAYA owns or controls all commercial rights to IDE161 and its PARG program, subject to certain economic obligations pursuant to its exclusive, worldwide license with Cancer Research UK and University of Manchester. Highlights:

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Ongoing enrollment of patients having tumors with HRD into the dose escalation portion of the Phase 1/2 clinical trial
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Planned expansion cohorts will include ER+, Her2- HRD breast cancer patients, which represent approximately 10% to 14% of breast cancer patients, as well as HRD ovarian cancer patients, and a basket expansion cohort of other solid tumors with HRD.

Pol Theta Helicase Inhibitor Development Candidate in Tumors with HRD

GSK101 (IDE705) – Pol Theta Helicase Inhibitor in Tumors with HR Mutations

GSK101 (IDE705) is targeting Pol Theta Helicase for solid tumors with homologous recombination (HR) mutations, such as BRCA, or homologous recombination deficiency (HRD). IDEAYA and GSK collaborated on preclinical research and, following selection of GSK101 as the development candidate, GSK is leading clinical development for the Pol Theta program. Highlights:

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Submitted IND and anticipating clearance by U.S. FDA in Q3 2023 to enable a GSK-sponsored Phase 1/2 clinical trial to evaluate GSK101 in combination with niraparib for patients having solid tumors with HR mutations, such as BRCA, or HRD.
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Eligible to receive $7 million milestone payment from GSK upon IND clearance, and potential additional $10 million upon initiation of Phase 1 clinical dose expansion

Exhibit 99.1

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Observed tumor regressions in preclinical combination studies of Pol Theta Helicase DC with niraparib in multiple in vivo PDX and CDX HRD models

WRN Inhibitor in Tumors with High Microsatellite Instability

IDEAYA and GSK are collaborating on ongoing preclinical research for an inhibitor targeting Werner Helicase for tumors with high microsatellite instability (MSI), and GSK will lead clinical development for the Werner Helicase program. Highlights:

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Targeting selection of a Werner Helicase development candidate in H2 2023, in collaboration with GSK
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Potential to receive $3 million milestone payment from GSK in connection with IND-enabling studies and up to an additional $17 million aggregate through early Phase 1

Next-Generation Precision Medicine Pipeline Programs

IDEAYA has initiated early preclinical research programs focused on pharmacological inhibition of several new targets, or NTs, for patients with solid tumors characterized by defined biomarkers based on genetic mutations and/or molecular signatures. These research programs have the potential for discovery and development of first-in-class or best-in-class therapeutics. IDEAYA owns or controls all commercial rights in its next generation NT programs.

Corporate Updates

IDEAYA’s net losses were $27.9 million and $23.6 million for the three months ended June 30, 2023 and March 31, 2023, respectively. As of June 30, 2023, the company had an accumulated deficit of $287.0 million.

As of June 30, 2023, IDEAYA had cash, cash equivalents and marketable securities of $510.1 million. These funds are anticipated to fund IDEAYA’s planned operations into 2027 and support the company’s activities through potential achievement of multiple preclinical and clinical milestones across multiple programs.

On April 27, 2023, IDEAYA announced the closing of an underwritten public offering of shares of IDEAYA common stock and of pre-funded warrants to purchase IDEAYA common stock, resulting in aggregate net proceeds of approximately $188.7 million, after deducting underwriting discounts and commissions and other offering expenses.

On June 26, 2023, the company filed a new Form S-3 Registration Statement as an automatic shelf registration statement and as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, following the lapse of the prior Form S-3 Registration Statement filed under the Securities Act of 1933 and effective as of June 10, 2020.

On June 26, 2023, IDEAYA entered into a new Open Market Sales Agreement, or June 2023 Sales Agreement, with Jefferies relating to an at-the-market offering program under which the company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.0001 per share, having aggregate gross proceeds of up to $250.0 million through Jefferies as sales agent. During the reporting period for the quarter ended June 30, 2023, IDEAYA sold an aggregate of 10,124 shares of our common stock for aggregate net

Exhibit 99.1

proceeds of $0.2 million at a weighted average sales price of approximately $23.52 per share under the at-the-market offering pursuant to the June 2023 Sales Agreement with Jefferies as sales agent. As of June 30, 2023, $249.8 million of common stock remained available to be sold under the at-the-market facility associated with the June 2023 Sales Agreement.

Subsequent to the reporting period for the quarter ended June 30, 2023, the company sold an aggregate of 76,421 shares of our common stock for aggregate net proceeds of $1.7 million at a weighted average sales price of approximately $23.53 per share under the at-the-market offering pursuant to the June 2023 Sales Agreement with Jefferies as sales agent.

IDEAYA’s updated corporate presentation is available on its website, at its Investor Relations page: https://ir.ideayabio.com/.

Financial Results

As of June 30, 2023, IDEAYA had cash, cash equivalents and short-term marketable securities totaling $510.1 million. This compared to cash, cash equivalents and short-term and long-term marketable securities of $351.2 million as of March 31, 2023. The increase was attributable to net proceeds of $188.7 million from the sale of shares of IDEAYA common stock and pre-funded warrants to purchase IDEAYA common stock in connection with the underwritten public offering, offset by cash used in operations.

Collaboration revenue for the three months ended June 30, 2023 totaled $3.5 million compared to $7.9 million for the three months ended March 31, 2023. Collaboration revenue was recognized for the performance obligations satisfied through June 30, 2023 under the GSK Collaboration Agreement.

Research and development (R&D) expenses for the three months ended June 30, 2023 totaled $29.2 million compared to $27.9 million for the three months ended March 31, 2023. The increase was primarily due to higher clinical trial expenses.

General and administrative (G&A) expenses for the three months ended June 30, 2023 totaled $7.1 million compared to $6.3 million for the three months ended March 31, 2023. The increase was primarily due to higher audit and tax fees.

The net loss for the three months ended June 30, 2023 was $27.9 million compared to the net loss of $23.6 million for the three months ended March 31, 2023. Total stock compensation expense for the three months ended June 30, 2023 was $4.7 million compared to $3.7 million for the three months ended March 31, 2023.

About IDEAYA Biosciences

IDEAYA is a precision medicine oncology company committed to the discovery and development of targeted therapeutics for patient populations selected using molecular diagnostics. IDEAYA’s approach integrates capabilities in identifying and validating translational biomarkers with drug discovery to select patient populations most likely to benefit from its

Exhibit 99.1

targeted therapies. IDEAYA is applying its research and drug discovery capabilities to synthetic lethality – which represents an emerging class of precision medicine targets.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to (i) the extent to which IDEAYA’s existing cash, cash equivalents, and marketable securities will fund its planned operations, (ii) the timing and content of a darovasertib clinical program update, (iii) the timing of IND clearance for GSK101 (IDE705), (iv) the receipt of development and regulatory milestones, (v) the timing of selection of a development candidate for a Werner Helicase inhibitor, (vi) the potential therapeutic benefits of IDEAYA therapeutics, (vii) the number of patients to be enrolled in the IDE397 and AMG 193 combination clinical trial, (viii) the clinical focus for the IDE161 Phase 1 trial, (ix) the clinical trial strategy for the darovasertib and crizotinib combination, and (x) the potential exclusion of certain IDEAYA products from mandatory price negotiation provisions of the 2022 Inflation Reduction Act. Such forward-looking statements involve substantial risks and uncertainties that could cause IDEAYA’s preclinical and clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the drug development process, including IDEAYA’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, IDEAYA’s ability to successfully establish, protect and defend its intellectual property, the effects on IDEAYA’s business of the worldwide COVID-19 pandemic, the ongoing military conflict between Russia and Ukraine, banking sector volatility, and other matters that could affect the sufficiency of existing cash to fund operations. IDEAYA undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of IDEAYA in general, see IDEAYA’s Quarterly Report on Form 10-Q dated August 10, 2023 and any current and periodic reports filed with the U.S. Securities and Exchange Commission.

Investor and Media Contact

IDEAYA Biosciences
Paul Stone
Chief Financial Officer
investor@ideayabio.com

Exhibit 99.1

IDEAYA Biosciences, Inc.

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2023	March 31, 2023	June 30, 2023	June 30, 2022
	(Unaudited)		(Unaudited)
Collaboration revenue	$3,544	$7,880	$11,424	$17,210
Operating expenses:
Research and development	29,178	27,859	57,037	42,451
General and administrative	7,075	6,300	13,375	11,478
Total operating expenses	36,253	34,159	70,412	53,929
Loss from operations	(32,709)	(26,279)	(58,988)	(36,719)
Interest income and other income, net	4,783	2,639	7,422	650
Net loss	(27,926)	(23,640)	(51,566)	(36,069)
Unrealized loss on marketable securities	226	1,466	1,692	(2,917)
Comprehensive loss	$(27,700)	$(22,174)	$(49,874)	$(38,986)
Net loss per share attributable to common stockholders, basic and diluted	$(0.50)	$(0.49)	$(0.99)	$(0.93)
Weighted-average number of shares outstanding, basic and diluted	56,251,130	48,370,074	52,332,373	38,626,659

Exhibit 99.1

IDEAYA Biosciences, Inc.

Condensed Balance Sheet Data

(in thousands)

	June 30, 2023	December 31, 2022
	(Unaudited)
Cash and cash equivalents and short-term and long-term marketable securities	$510,093	$373,146
Total assets	527,557	387,969
Total liabilities	25,948	38,514
Total liabilities and stockholders' equity	527,557	387,969